________________________________________________________________________________________________________________________________
Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, March 15, 2018 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2017 FOURTH QUARTER & FULL YEAR 2017 RESULTS

New Hartford, NY- March 15, 2018 -- PAR Technology Corporation (NYSE: PAR) today announced its results of continuing operations for its fourth quarter and full year ended December 31, 2017.

Summary of Fiscal 2017 Fourth Quarter and Year End Financial Results

Fourth Quarter 2017

•	Revenues were reported at $55.5 million in the fourth quarter of fiscal 2017, compared to $60.2 million in the same period in 2016, a 7.8% decrease.

•
GAAP net loss in the fourth quarter of fiscal 2017 was $(5.3) million, or $(0.33) per share, a decrease from the GAAP net income of $1.9 million, or $0.12 earnings per diluted share reported in the same period in 2016.

•
Non-GAAP net loss in the fourth quarter of fiscal 2017 was $(59,000), or $0.00 per share, compared to non-GAAP net income of $2.1 million, or $0.13 earnings per diluted share, in the same period in 2016.

Full Year 2017

•	Revenues were reported at $232.6 million in fiscal 2017, a 1.3% increase from the $229.7 million in revenues reported for fiscal year 2016.

•	GAAP net loss for fiscal 2017 was $(3.6) million or $(0.23) per share, compared to GAAP net income of $2.5 million, or $0.16 earnings per diluted share, in the same period in 2016.

•	Non-GAAP net income in fiscal 2017 was $4.2 million, or $0.26 per diluted share, compared to non-GAAP net income of $5.3 million or $0.33 earnings per diluted share, in the same period in 2016.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables at the end of this press release.

PAR Technology Corporation's President & CEO, Dr. Donald H. Foley commented, “PAR is a company in the midst of transition and is investing for the future.  PAR has made and will continue to make investments focusing on Brink, PAR’s leading cloud restaurant platform, on our Customer Success organization to ensure that our users are maximizing our solutions for their operations, and on our internal IT systems infrastructure to enable process improvement and cost-efficient automation of work flows.”

“In the fourth quarter, PAR successfully executed reductions in both our domestic and international businesses with an estimated annual savings of $3.5 million.  The savings will be reinvested as described above.  While our fourth quarter revenue decreased year-over-year, revenues in the quarter increased $6.6 million sequentially over the third quarter 2017.”

Dr. Foley concluded by highlighting two important leading indicators, “PAR’s Government segment returned to revenue growth in the quarter while continuing to increase profits.  Secondly, PAR’s Restaurant / Retail segment recorded new Brink POS bookings of 1,467 stores in the fourth quarter as compared with new bookings of 426 stores in the sequential third quarter, as market interest in PAR’s Brink solution accelerated.  As evidence of the success of our Brink strategy to invest in solutions for multi-unit operators, 70% of the fourth quarter bookings were tied to major accounts captured in 2017.”

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on March 15, 2018, during which the Company’s management will discuss the financial results for the fourth quarter and year ended December 31, 2017.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call after 1:00 p.m. on March 15, 2018 through March 22, 2018 by dialing 855-859-2056 and using conference ID 3585067.

About PAR Technology Corporation.

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant / Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers management technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com  or connect with us on  Facebook and Twitter .

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements appear throughout this press release, including express or implied forward-looking statements relating to our expectations regarding anticipated financial performance, customer and product opportunities, and assumptions as to future events. Forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these statements. Factors that could cause actual results to differ materially, include: delays in new product development and/or product introduction; changes in customer base and product and service demands, including changes in product or service demands by the two customers from whom a significant portion of our revenue is derived; risks associated with the internal investigation into conduct at our China and Singapore offices, including possible sanctions and fines that may be imposed by the Department of Justice or Securities and Exchange Commission (“SEC”); and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	(Unaudited)
Assets	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$6,600	$9,055
Accounts receivable-net	30,077	30,705
Inventories-net	21,746	26,237
Note receivable	—	3,510
Income taxes receivable	—	261
Deferred income taxes	—	7,767
Other current assets	4,209	4,027
Assets of Discontinued operations	—	462
Total current assets	62,632	82,024
Property, plant and equipment - net	10,755	7,035
Deferred income taxes	13,809	9,650
Goodwill	11,051	11,051
Intangible assets - net	12,070	10,966
Other assets	4,307	3,785
Total Assets	$114,624	$124,511
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$195	$187
Borrowings on line of credit	950	—
Accounts payable	14,332	16,687
Accrued salaries and benefits	6,275	5,470
Accrued expenses	3,926	4,682
Customer deposits and deferred service revenue	12,909	19,814
Total current liabilities	38,587	46,840
Long-term debt	185	379
Other long-term liabilities	6,866	7,712
Total liabilities	45,638	54,931

Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 17,677,161 and 17,479,454 shares issued; 15,969,052 and 15,771,345 outstanding at December 31, 2017 and December 31, 2016, respectively	354	350
Capital in excess of par value	48,349	46,203
Retained earnings	29,549	32,357
Accumulated other comprehensive loss	(3,430)	(3,494)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	$68,986	69,580
Total Liabilities and Shareholders’ Equity	$114,624	$124,511

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Net revenues:
Product	$24,532	$30,986	$115,126	$100,271
Service	13,773	12,942	56,467	49,070
Contract	17,236	16,270	61,012	80,312
	55,541	60,198	232,605	229,653
Costs of sales:
Product	18,028	22,964	85,850	73,976
Service	9,873	9,860	39,626	35,647
Contract	15,035	14,828	54,299	73,830
	42,936	47,652	179,775	183,453
Gross margin	12,605	12,546	52,830	46,200
Operating expenses:
Selling, general and administrative	10,590	8,168	38,171	31,440
Research and development	4,293	3,160	13,814	11,581
Acquisition amortization	242	242	966	966
	15,125	11,570	52,951	43,987
Operating (loss) income from continuing operations	(2,520)	976	(121)	2,213
Other income, net	893	1,634	629	1,316
Interest (expense) income	(37)	101	(121)	121
(Loss) income from continuing operations before provision for income taxes	(1,664)	2,711	387	3,650
Provision for income taxes*	(3,670)	(841)	(3,997)	(1,147)
(Loss) / income from continuing operations	(5,334)	1,870	(3,610)	2,503
Discontinued operations
Income / (loss) on discontinued operations (net of tax)	41	(694)	224	(720)
Net (loss) income	$(5,293)	$1,176	$(3,386)	$1,783
Basic Earnings per Share:
(Loss) / income from continuing operations	(0.33)	0.12	(0.23)	0.16
Income / (loss) from discontinued operations	—	(0.05)	0.01	(0.05)
Net (loss) income	$(0.33)	$0.07	$(0.22)	$0.11
Diluted Earnings per Share:
(Loss) / income from continuing operations	(0.33)	0.12	(0.23)	0.16
Income / (loss) from discontinued operations	—	(0.05)	0.01	(0.05)
Net (loss) income	$(0.33)	$0.07	$(0.22)	$0.11
Weighted average shares outstanding
Basic	16,056	15,777	15,949	15,675
Diluted	16,056	15,849	15,949	15,738

*The 2017 GAAP fourth quarter and full year results include a one-time write down of $4,490,000 of the Company's deferred tax asset due to rate changes included in the Tax Cuts and Jobs Act of 2017.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended December 31, 2017			For the three months ended December 31, 2016
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$55,541	$—	$55,541	$60,198	$—	60,198
Costs of sales	42,936	165	42,771	47,652	517	47,135
Gross Margin	12,605	165	12,770	12,546	517	13,063
Operating Expenses
Selling, general and administrative	10,590	1,513	9,077	8,168	1,508	6,660
Research and development	4,293	113	4,180	3,160	—	3,160
Acquisition amortization	242	242	—	242	242	—
Total operating expenses	15,125	1,868	13,257	11,570	1,750	9,820
Operating (loss) / income from continuing operations	(2,520)	2,033	(487)	976	2,267	3,243
Other income (expense), net	893	(1,000)	(107)	1,634	(1,871)	(237)
Interest (expense) income, net	(37)	—	(37)	101	—	101
(Loss) / income from continuing operations before provision for income taxes	(1,664)	1,033	(631)	2,711	396	3,107
(Provision for) / benefit from income taxes	(3,670)	4,242	572	(841)	(147)	(988)
(Loss) / income from continuing operations	$(5,334)	$5,275	$(59)	$1,870	$249	$2,119
Income / (loss) from discontinued operations, (net of tax)	$41		$41	$(694)		$(694)
Net (loss) income	$(5,293)		$(18)	$1,176		$1,425
(Loss) / income per diluted share from continuing operations	$(0.33)		$—	$0.12		$0.13
Income / (loss) per diluted share from discontinuing operations	$—		$—	$(0.05)		$(0.04)
(Loss) / income per diluted share	$(0.33)		$—	$0.07		$0.09

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided because management uses these non-GAAP measures in evaluating the results of the continuing operations of the Company and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including severance charges from restructuring business operations, equity based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  PAR believes the adjustments provide a useful comparison on a year-over-year basis.

During the fourth quarter of 2017, the Company recorded $652,000 of expenses related to the Company’s previously disclosed internal investigation of conduct at its China and Singapore offices. Additionally, $349,000 of equity based compensation charges were recorded during the fourth quarter of 2017. One-time severance costs of $512,000, $165,000, and $113,000 are included in selling, general and administrative, costs of sales and research & development expense, respectively. The Company recognized amortization of acquired intangible assets of $242,000 related to the Company’s 2014 acquisition of Brink Software, Inc.  Offsetting these charges, the Company recorded a $1,000,000 decrease to a contingent consideration liability related to the Brink Software acquisition. Lastly, the Company incurred a one-time decrease to the carrying value of its deferred tax assets of $4,490,000 as a result of the future tax rate changes resulting from the Tax Cuts and Jobs Act. This decrease is reflected in the provision for/benefit from income tax line above netted down by a 24% or $248,000 tax impact from the non-GAAP adjustments as compared to a 37% or $147,000 increase to tax expense in 2016.

During the fourth quarter of 2016, the Company recorded $1,323,000 of expenses related to the Company’s internal investigation of conduct at its China/Singapore offices offset by a $10,000 decrease to the amount recognized for the internal investigation related to the Company’s former chief financial officer’s unauthorized transfers of Company funds. In addition, $123,000 of expenses related to the implementation of the Company's new ERP system, and $72,000 of equity based compensation charges were recorded during the fourth quarter of 2016. Included within costs of sales was $517,000 of accelerated amortization related to the Company’s discontinued development of a software module. The Company recognized amortization of acquired intangible assets of $242,000 related to the Company’s acquisition of Brink Software. Offsetting these charges, the Company recorded an insurance recovery of $771,000, relating to the Company’s former chief financial officer’s unauthorized transfers of Company funds, and a $1,100,000 decrease to a contingent consideration liability related to the Brink Software acquisition.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the year ended December 31, 2017			For the year ended December 31, 2016
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$232,605	$—	$232,605	$229,653	$—	$229,653
Costs of sales	179,775	165	179,610	183,453	517	182,936
Gross Margin	52,830	165	52,995	46,200	517	46,717
Operating Expenses
Selling, general and administrative	38,171	4,107	34,064	31,440	4,678	26,762
Research and development	13,814	113	13,701	11,581	—	11,581
Acquisition amortization	966	966	—	966	966	—
Total operating expenses	52,951	5,186	47,765	43,987	5,644	38,343
Operating (loss) / income from continuing operations	(121)	5,351	5,230	2,213	6,161	8,374
Other income (expense), net	629	(1,000)	(371)	1,316	(1,871)	(555)
Interest (expense) income, net	(121)	—	(121)	121	78	199
Income from continuing operations before provision for income taxes	387	4,351	4,738	3,650	4,368	8,018
(Provision for) / benefit from income taxes	(3,997)	3,446	(551)	(1,147)	(1,616)	(2,763)
(Loss) / income from continuing operations	$(3,610)	$7,797	$4,187	$2,503	$2,752	$5,255
Income / (loss) from discontinued operations, (net of tax)	$224		$224	$(720)		$(720)
Net (loss) income	$(3,386)		$4,411	$1,783		$4,535
(Loss) / income per diluted share from continuing operations	$(0.23)		$0.26	$0.16		$0.33
Income / (loss) per diluted share from discontinuing operations	$0.01		$0.01	$(0.05)		$(0.04)
(Loss) / income per diluted share	$(0.22)		$0.27	$0.11		$0.29

During the year ended December 31, 2017, the Company recorded professional services charges of $2,924,000 related to the Company’s internal investigation of conduct at its China and Singapore offices.  Additionally, the Company recorded charges of $650,000 related to equity based compensation charges included in selling, general and administrative. One-time severance costs of $512,000, $165,000, and $113,000 are included in selling, general and administrative, costs of sales and research & development expense, respectively. The Company recognized amortization of acquired intangible assets of $966,000 related to the acquisition of Brink Software.  Offsetting these charges, the Company recorded a $1,000,000 decrease to a contingent consideration liability related to the 2014 acquisition of Brink Software. Lastly, the Company incurred a one-time decrease to the carrying value of its deferred tax assets of $4,490,000 as a result of the future tax rate changes resulting from the Tax Cuts and Jobs Act of 2017. This decrease is reflected in the provision for/benefit from income tax line above netted down by a 24% or $1,044,000 tax impact from the non-GAAP adjustments as compared to a 37% or $1,616,000 increase to tax expense in 2016.

During the year ended December 31, 2016, the Company recorded professional services charges of $2,789,000, of which $1,466,000 were for investigation costs related to the Company’s former chief financial officer’s unauthorized transfers of Company funds, and $1,323,000 related to the Company’s internal investigation of conduct at its China and Singapore offices.  Additionally, the Company recorded charges of $789,000, as a write-off, related to the Company’s previous human capital management system, $631,000 related to the implementation of the new ERP system and $469,000 related to equity based compensation charges, included in selling, general and administrative.  Additionally, during fiscal 2016, the Company recorded $517,000 of accelerated amortization into to cost of service, which is related to the Company’s discontinued development of a software module. Lastly, the Company recognized amortization of acquired intangible assets of $966,000 related to the acquisition of Brink Software, and accreted interest of $78,000.  Offsetting these charges, the Company recorded an insurance recovery of $771,000 relating to the unauthorized transfers of Company funds by its former chief financial officer, and a $1,100,000 decrease to a contingent consideration liability related to the 2014 acquisition of Brink Software.